Exhibit 99.1
Energy Vault Announces Acquisition of 150 MW Battery Energy Storage Project in Texas Under New Asset Vault Platform
SOSA BESS Project acquired from Shell’s US subsidiary Savion, representing the first energy storage asset formally acquired under Energy Vault’s recently launched Asset Vault energy asset management platform
Construction to begin immediately in Q4 2025 with planned commercial operation in Q1 2027, delivering critical grid support and renewable integration in Texas’ ERCOT North market
Project expected to deliver $17-20 million annual revenues for the next 10-15 years, ~$250 million revenue in total, with predictable, recurring high margin cash flow streams
SOSA acquisition brings Asset Vault’s total MWs acquired and in-operation to ~340 MW globally between the US- and Australia-based projects, with a funnel of 3.5 GW in active development

WESTLAKE VILLAGE, Calif. – October 23, 2025 – Energy Vault Holdings, Inc. (NYSE: NRGV) (“Energy Vault” or the “Company”), a global leader in grid-scale energy storage solutions, today announced its acquisition and planned development of SOSA Energy Center, a 150 MW/300 MWh battery energy storage system (BESS) located in Madison County, Texas. The project, originally developed by Savion, a subsidiary of Shell plc, represents a significant advancement in Energy Vault’s growing U.S. portfolio and marks the first project to be formally acquired through its Asset Vault investment platform.
The 150 MW/300 MWh BESS is positioned within the ERCOT North market, one of the most mature and dynamic power markets in the United States. The project is expected to receive Notice to Proceed (NTP) in Q4 2025, with commercial operation expected in Q1 2027. Energy Vault will safe harbor the asset with construction beginning on-site in Q4 2025. Upon completion, the project will deliver critical grid support and renewable integration capacity to Texas’s rapidly evolving energy landscape.
As the first project to be formally acquired under Energy Vault’s Asset Vault investment platform, the SOSA BESS acquisition will be supported by the recently announced $300 million preferred equity investment by Orion Infrastructure Capital (OIC), in addition to the monetization of Federal Investment Tax Credit-related funds. Asset Vault is a fully consolidated subsidiary of Energy Vault, dedicated to developing, building, owning and operating energy storage assets globally. Energy Vault is in advanced negotiations with a counterparty for an 8-year offtake agreement.
“The SOSA BESS is a strong addition to Energy Vault’s growing global portfolio of energy storage deployments, with top quartile project performance attributes consistent with all project acquisitions and development under the Asset Vault platform,” said Robert Piconi, Chairman and Chief Executive Officer of Energy Vault. “This project acquisition demonstrates our commitment to one of the most important attributes of success in this dynamic market -- speed of execution -- rapidly deploying capital toward the development of high-return, bankable energy infrastructure at scale.”
“SOSA represents the caliber of bankable, cash-flow generating assets that Asset Vault was designed to capture,” said Chris Leary, Head of Infra Equity, OIC. “Energy Vault's proven ability to execute on projects with strong fundamentals and long-term revenue visibility reinforces why we're committed to supporting their growth as they build a portfolio of owned and operated energy storage assets that deliver predictable returns.”
The SOSA project benefits from fully secured site control, clean title, and completed environmental and interconnection milestones, ensuring a streamlined path to construction. The offtake structure is expected to be underwritten by an investment-grade counterparty, and is expected to deliver bankable, frontloaded revenue streams, enhancing returns and de-risking project cash flows.
The BESS will leverage Energy Vault's third-generation B-VAULT™ AC product, enabling Energy Vault to deliver the system quickly and at low cost while also providing higher levels of system availability in the ERCOT region. The company’s global B-VAULT™ portfolio now exceeds 2 GWh of deployed or contracted systems, spanning

Europe, North America, and Asia, and is complemented by Energy Vault’s gravity and hydrogen storage platforms for multi-duration energy applications.
Asset Vault creates a vertically integrated ecosystem that captures value across the entire energy storage lifecycle, combining Energy Vault's proven operational expertise with long-term asset ownership to generate predictable, recurring cash flows. Under Asset Vault, Energy Vault self-performs engineering, procurement, construction (EPC), and long-term service agreements for projects, creating multiple cash flow streams while maintaining the flexibility to optimize returns through strategic capital deployment. In addition to the SOSA BESS, current U.S. projects managed under the Asset Vault platform include the 57 MW/114 MWh Cross Trails BESS as well as the 8.5 MW/293 MWh Calistoga Resiliency Center, a hybrid energy storage system combining clean hydrogen with battery cells. Also managed under the Asset Vault platform is the recently-acquired 125 MW / 1.0 GWh Stoney Creek BESS, located in New South Wales, Australia.
For more details on Asset Vault, the company is scheduling a virtual Investor and Analyst Day on Wednesday, October 29th, 2025. Registration details can be accessed here: https://www.energyvault.com/rsvpinvestorday2025
About Energy Vault
Energy Vault® develops, deploys and operates utility-scale energy storage solutions designed to transform the world's approach to sustainable energy storage. The Company's comprehensive offerings include proprietary battery, gravity and green hydrogen energy storage technologies supporting a variety of customer use cases delivering safe and reliable energy system dispatching and optimization. Each storage solution is supported by the Company’s technology-agnostic energy management system software and integration platform. Unique to the industry, Energy Vault’s innovative technology portfolio delivers customized short, long and multi-day/ultra-long duration energy storage solutions to help utilities, independent power producers, and large industrial energy users significantly reduce levelized energy costs while maintaining power reliability. Since 2024, Energy Vault has executed an “Own & Operate” asset management strategy developed to generate predictable, recurring and high margin tolling revenue streams, positioning the Company for continued growth in the rapidly evolving energy storage asset infrastructure market. Please visit www.energyvault.com for more information.
Forward-Looking Statements
This press release includes forward-looking statements that reflect the Company’s current views with respect to, among other things, the Company’s operations and financial performance, including the future revenue and profitability projections, the availability of future draws under the OIC preferred stock commitment to Asset Vault, the timeline to deploy Asset Vault capital, the structure of Asset Vault, and the cost per kilowatt hour achievable by Energy Vault. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will” and other similar expressions. We base these forward-looking statements or projections on our current expectations, plans, and assumptions, which we have made in light of our experience in our industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at the time. These forward-looking statements are based on our beliefs, assumptions, and expectations of future performance, taking into account the information currently available to us. These forward-looking statements are only predictions based upon our current expectations and projections about future events. These forward-looking statements involve significant risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the failure to execute definitive agreements or meet conditions for future funding draws, changes in our strategy, expansion plans, customer opportunities, future operations, future financial position, estimated revenues and losses, projected costs, prospects and plans; the uncertainty of our awards, bookings, backlog, timing of permits and developed pipeline equating to future revenue; the lack of assurance that non-binding letters of intent and other indication of interest can result in binding orders or sales; the possibility of our products to be or alleged to be defective or experience other failures; the implementation, market acceptance and success of our business model and growth strategy; our ability to develop and maintain our brand and reputation; developments and projections relating to our business, our competitors, and industry; the ability of our suppliers to deliver necessary components or raw materials for construction of our energy storage systems in a timely manner;

the impact of health epidemics, on our business and the actions we may take in response thereto; our expectations regarding our ability to obtain and maintain intellectual property protection and not infringe on the rights of others; expectations regarding the time during which we will be an emerging growth company under the JOBS Act; our future capital requirements and sources and uses of cash; the international nature of our operations and the impact of war or other hostilities on our business and global markets; our ability to obtain funding for our operations and future growth; our business, expansion plans and opportunities and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 1, 2025, as such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws. You should not place undue reliance on our forward-looking statements.
Energy Vault
Media
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Investors
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